Exhibit 10.1

Form of Lamb Weston Holdings, Inc.
Nonqualified Stock Option Agreement for Non-Employee Directors

NOTICE OF GRANT

NONQUALIFIED STOCK OPTION

LAMB WESTON HOLDINGS, INC. 2016 STOCK PLAN

(AS AMENDED AND RESTATED AS OF JULY 20, 2017)

Lamb Weston Holdings, Inc., a Delaware corporation (the “Company”), has awarded to the Optionee, as identified below, an option (the “Option”) to purchase the number of shares of the Company’s common stock (the “Common Stock”) set forth below. The Option is subject to all of the terms and conditions as set forth in this Notice of Grant (the “Notice”) as well as in the Company’s 2016 Stock Plan (as amended and restated as of July 20, 2017) (the “Plan”) and the Nonqualified Stock Option Agreement (the “Agreement”), both of which are attached hereto and incorporated in their entirety. Capitalized terms not explicitly defined in this Notice but defined in the Plan or the Agreement will have the same definitions as in the Plan or the Agreement. In the event of any conflict between the terms of the Award and the Plan, the terms of the Plan will control.

Optionee:

Number of Shares of Common Stock:

Exercise Price Per Share: $

Date of Grant:

Type of Option:Nonqualified

Expiration Date:[Ten years from date of grant]

Vesting Date:

100% of the shares of Common Stock subject to the Option will vest and become exercisable on the earlier of (i) the first anniversary of the Date of Grant and (ii) the date of the first annual meeting of the Company’s stockholders occurring after the Date of Grant (the “Vesting Date”), subject to the terms and conditions set forth in the Agreement

By the Company’s signature below and by the Optionee’s clicking the “Accept” button online, the Company and the Optionee agree that the Option is governed by this Notice and by the provisions of the Plan and the Agreement, both of which are attached to and made a part of this document.  The Optionee acknowledges receipt of copies of the Plan and the Agreement, represents that the Optionee has read and is familiar with their provisions, and hereby accepts the Option subject to all of its terms and conditions.  For the avoidance of doubt, the Option is intended to constitute a nonqualified stock option and shall not be treated as an “incentive stock option.”

The Company has caused this Notice and the Agreement to be effective as of the Date of Grant.

LAMB WESTON HOLDINGS, INC.

By:

Date:

NONQUALIFIED OPTION AGREEMENT

LAMB WESTON HOLDINGS, INC. 2016 STOCK PLAN

(AS AMENDED AND RESTATED AS OF JULY 20, 2017)

Lamb Weston Holdings, Inc., a Delaware corporation (the “Company”), has awarded the Optionee, as named in the Notice of Grant (the “Notice”), to which this Nonqualified Option Agreement (this “Agreement”) is attached, an Option that is subject to the Company’s 2016 Stock Plan (as amended and restated as of July 20, 2017) (the “Plan”), the Notice, and this Agreement, to purchase the number of shares of Common Stock indicated in the Notice.  In the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control.

1.Definitions. Capitalized terms used herein without definition have the meanings set forth in the Plan. The following terms shall have the respective meanings set forth below:
a.“Change of Control” shall mean the occurrence of any of the following events:
i.	Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a member of the Board subsequent to the effective date of the Plan whose election, or nomination for the election by the Company’s stockholders, was approved by a vote of at least a majority of the Board members then comprising the Incumbent Board shall be, for purposes of this clause (i), considered as though such person were a member of the Incumbent Board as of the effective date of the Plan;
ii.	Consummation of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the Voting Power of the reorganized, merged or consolidated entity;
iii.	Any person becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person, any securities acquired directly from the Company or its affiliates) representing 30% or more of the Voting Power of the Company’s then outstanding securities;
iv.	A liquidation or dissolution of the Company; or
v.	The sale of all or substantially all of the assets of the Company.
b.“Exercise Price” shall mean the per share purchase price payable on exercise of the Option as set forth in the Notice.
2.Exercise of Option.
a.Normal Vesting. This Option shall become vested and exercisable on the Vesting Date as set forth in the Notice if the Optionee serves continuously as a member of the Board from the Date of Grant through the Vesting Date.
b.Accelerated Vesting Upon Cessation of Service. If, prior to the Vesting Date, the Optionee ceases to serve as a member of the Board:
i.	by reason of the Optionee’s death or disability, then this Option shall, to the extent it has not previously been forfeited, become 100% vested and exercisable; or
ii.	for any reason other than as set forth in Section 2(b)(i), then, to the extent the Option has not previously been forfeited, a pro rata portion of this Option shall vest and become exercisable, with the number of shares of Common Stock subject to such pro rata portion determined by multiplying (A) the total number of shares of Common Stock that are subject to the Option by (B) a fraction, the numerator of which is the total number of calendar days during which the Optionee served as a member of the Board during the period beginning on the Date of Grant and ending on the date of such termination, and the denominator of which is the total number of calendar days beginning with the Date of Grant and ending on the Vesting Date set forth in the Notice, rounded to the nearest whole number of shares.
c.Accelerated Vesting in Connection with a Change of Control.
i.	Upon a Change of Control occurring after the Date of Grant but prior to the Vesting Date set forth in the Notice, if the Optionee has continuously served as a member of the Board between the Date of Grant and the date of such Change of Control, to the extent that this Option has not previously been forfeited, this Option will fully vest and become fully exercisable, except to the extent that a Replacement Award is provided to the Optionee to replace, continue or adjust the outstanding Option (the “Replaced Award”). If the Optionee is provided with a Replacement Award in connection with the Change of Control, then if, upon or after receiving the Replacement Award, the Optionee’s service as a member of the Board (or the board of directors of any of the Company’s successors after the Change of Control) (as applicable, the “Successor Company”) ceases within a period of one year after the Change of Control and prior to the Vesting Date set forth in the Notice, to the extent that the Replacement Award has not previously been forfeited, (A) the Replacement Award will become fully vested and immediately exercisable in full, and (B) the Replacement Award will remain exercisable for a period of [90 days] following such termination or until the expiration of the stated term of such Replacement Award, whichever period is shorter.
ii.	For purposes of this Agreement, a “Replacement Award” means an award (A) of the same type (i.e., stock option) as the Replaced Award, (B) that has a value at least equal to the value of the Replaced Award, (C) that relates to publicly traded equity securities of the Successor Company in the Change of Control (or another entity that is affiliated with the Successor Company following the Change of Control), (D) the tax consequences of which for such Optionee under the Code, if the Optionee is subject to U.S. federal income tax under the Code, are not less favorable to the Optionee than the tax consequences of the Replaced Award, and (E) the other terms and conditions of which are not less favorable to the Optionee than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent change of control). A Replacement Award may be granted only to the extent it does not result in the Replaced Award or Replacement Award failing to comply with or ceasing to be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding two sentences are satisfied. The determination of whether the conditions of this Section 2(c)(ii) are satisfied will be made in good faith by the Committee, as constituted immediately before the Change of Control, in its sole discretion.
d.Right to Exercise. This Option shall be exercisable beginning on the Vesting Date or vesting event and ending at the conclusion of the applicable Option Expiration Date (as hereinafter defined), all in accordance with the terms of this Agreement and the Plan. To the extent this Option is exercisable, it may be exercised in whole or in part. Subject to Section 2(h) below, this Option shall terminate on the earlier of the following dates (such earlier date, the “Option Expiration Date”):
i.	three years following the date on which Optionee’s membership on the Board terminates for any reason; and
ii.	the Expiration Date.
e.Method of Exercise. This Option shall be exercisable by delivering to the Company a notice (in accordance with Section 7) which shall state the election to exercise the Option, identify the portion of the Option being exercised and be accompanied by such additional information and documents as the Company in its discretion may prescribe. Such notice shall be accompanied by the payment of the full Exercise Price of the shares then to be purchased, except as provided below. The Exercise Price of any shares of Common Stock with respect to which the Option is being exercised shall be paid by one or any combination of the following:

i.cash,
ii.check,
iii.wire transfer,
iv.certified or cashier’s check,
v.subject to the provisions of any applicable insider trading policy, by delivering previously owned shares of Common Stock held by the Optionee for at least six months valued at Fair Market Value in accordance with Section 6.4 of the Plan,
vi.subject to the provisions of any applicable insider trading policy, by electing to have the Company retain shares of Common Stock that would otherwise be issued upon exercise of the Option valued at Fair Market Value in accordance with Section 6.4 of the Plan, or
vii.subject to the provisions of any applicable insider trading policy and applicable law, by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion thereof) acquired upon exercise of the Option and remitting to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price.
f.Restrictions on Exercise. As a condition to exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.
g.Cancellation of Option. Except as set forth in Section 2(a), Section 2(b), or Section 2(c), upon the Optionee’s cessation of service as a member of the Board, any unvested portion of the Option shall immediately terminate and any vested portion of the Option not exercised during the exercise period set forth in Section 2(d) shall automatically terminate at the end of such exercise period.
h.Automatic Exercise. Notwithstanding anything in this Agreement to the contrary, but subject to applicable law, if and only if, at 4:15 p.m. ET on the applicable Option Expiration Date, (i) the product of (A) the closing sale price of one share of Common Stock on the principal stock exchange on which the Common Stock is then listed (or, if there are no sales of Common Stock on the Option Expiration Date, on the next preceding trading day during which a sale of Common Stock occurred), multiplied by (B) the number of shares of Common Stock subject to the exercisable portion of the Option, exceeds the product of (X) the Exercise Price, multiplied by (Y) the number of shares of Common Stock subject to the exercisable portion of the Option, by at least $500; (ii) to the extent the Option is exercisable and the Optionee has not yet exercised the Option; and (iii) to the extent the Option has not otherwise expired, terminated, or been cancelled or forfeited, then the Company will deem such remaining exercisable portion of the Option to have been exercised by the Optionee on the Option Expiration Date (and prior to the Option’s termination) at such time (“Automatic Exercise”). Further to such Automatic Exercise, payment of the aggregate Exercise Price for such Automatic Exercise will be deemed to have been made by the Company withholding a number of shares of Common Stock otherwise issuable in connection with such Automatic Exercise that are equal in value to the amount necessary to satisfy such aggregate Exercise Price payment. To clarify, upon Automatic Exercise, the Company will deliver to the Optionee the number of whole shares of Common Stock resulting from such Automatic Exercise less a number of shares of Common Stock equal in value to the aggregate Exercise Price; provided, however, that any fractional share otherwise deliverable to the Optionee will be cancelled for no consideration.
3.Non-Transferability of Option. This Option may not be assigned, transferred, pledged or hypothecated in any manner (otherwise than by will or the laws of descent or distribution) nor may the Optionee enter into any transaction for the purpose of, or which has the effect of, reducing the market risk of holding the Option by using puts, calls or similar financial techniques. This Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee’s guardian or legal representative. Upon any attempt to assign, transfer, pledge, hypothecate, or otherwise dispose of the Option or any related rights to the Option that is contrary to the provisions of this Agreement or the Plan, or upon the levy of any attachment or similar process upon the Option or such rights, the Option and such rights shall immediately become null and void. The terms of this Option shall be binding upon the beneficiaries, executors, administrators, heirs, successors and assigns (“Successors”) of the Optionee.
4.Stock Subject to the Option. The Company will not be required to issue or deliver any shares of Common Stock or certificate or certificates for shares of Common Stock to be issued upon exercise of any vested portion of the Option hereunder until such shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which outstanding shares of the same class are then listed and until the Company has taken such steps as may, in the opinion of counsel for the Company, be required by law and applicable regulations, including the rules and regulations of the Securities and Exchange Commission, and state securities laws and regulations, in connection with the issuance or sale of such shares, and the listing of such shares on each such exchange.
5.Rights as Stockholder. The Optionee or his/her Successors shall have no rights as a stockholder with respect to any shares covered by this Option until the Optionee or his/her Successors shall have become the beneficial owner of such shares, and, except as provided in Section 6 of this Agreement, no adjustment shall be made for dividends or distributions or other rights in respect of such shares for which the record date is prior to the date on which the Optionee or his/her Successors shall have become the beneficial owner thereof.
6.Adjustments Upon Changes in Capitalization; Change of Control. In the event of any change in corporate capitalization, corporate transaction, sale or other disposition of assets or similar corporate transaction or event involving the Company as described in Section 5.5 of the Plan, the Committee shall make such equitable adjustments as it determines necessary and appropriate, including in the number and type of shares subject to this Option and adjustment in the Exercise Price; provided, however, that no fractional share shall be issued upon subsequent exercise of the Option and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued. No adjustment shall be made if such adjustment is prohibited by Section 5.5 of the Plan (relating to Section 409A of the Code).
7.Notices. Each notice relating to this Agreement shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to its principal office in Eagle, Idaho, Attention: Compensation. Each notice to the Optionee or any other person or persons entitled to exercise the Option shall be addressed to the Optionee’s address and may be in written or electronic form. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to the effect.
8.Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon each successor of the Company. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be binding upon the Optionee’s Successors. This Agreement shall be the sole and exclusive source of any and all rights which the Optionee or his/her Successors may have in respect to the Plan or this Agreement.
9.No Right to Continued Service or Employment. Nothing in this Agreement shall confer upon the Optionee any right to continued service or employment with the Company or a Subsidiary.
10.Compliance with Section 409A of the Code. It is intended that this Agreement comply with or be exempt from the provisions of Section 409A of the Code. This Agreement shall be administered in a manner consistent with this intent. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any regulations or other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
11.Resolution of Disputes. Any dispute or disagreement which should arise under or as a result of or in any way related to the interpretation, construction or application of this Agreement will be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive for all purposes. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the state of Delaware.
12.Amendment. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto.
13.Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.
14.Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the Option and the Optionee’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Optionee’s consent to participate in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.